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                                                                    EXHIBIT 10.1

                              Consulting Agreement

This Consulting Agreement ("Agreement") is entered into this 11th day of July, 2001, by and between TransCommunity Bankshares, Inc., a Virginia corporation ("TransCommunity" or "TransCommunity Bankshares"), and DPO Holdings, Inc., a Virginia corporation ("DPO").

In consideration of the mutual promises of the parties and other good and valuable consideration, the parties do hereby agree as follows:

     1.   Engagement. TransCommunity hereby engages DPO as a consultant to
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          provide the following services:

     (1a.) Applications for New Banks. Generate draft OCC applications for the formation of the Bank of Goochland and the Bank of Louisa, to include development of all financial pro formas and required market research data.

     (1b.) Accounting Services. Perform initial in-house accounting and bookkeeping services for TransComunity Bankshares, to include development of an initial annual operating budget, payroll, etc.

     (1c.) TransCommunity Securities Offering. Coordinate all administrative aspects of the TransCommunity securities offering, to include development and maintenance of a database of all subscribing shareholders and amounts subscribed and paid, mailing of documents, investor correspondence, creation of tombstone ads, development of an investor presentation, maintenance of required records, etc.

Develop a website containing the securities offering for TransCommunity Bankshares permitting an interested investor to download and print all documents necessary to make an investment.

     (1d.)    Project Management
Provide project management services to TransCommunity for the development and implementation of integrated websites for TransCommunity and each of its affiliated banks, to include liaison with vendors, development of content for each site, plus planning for the addition of additional banks and non-banking affiliates.

Provide project management services to TransCommunity for the development and implementation of an internet banking capability for each of the three TransCommunity subsidiary banks.

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     (1e.)   Strategic Planning
Assist management of TransCommunity in the development of a strategic business plan and the development of new non-banking products and services for TransCommunity and its affiliates.

     2.   Term of the Agreement
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This Agreement shall commence on July 11, 2001, and, unless extended in writing shall terminate on March 31, 2002.

     3.   Payments
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For the consulting services listed above, TransCommunity will pay to DPO the sum of $75,000. Payment shall be made as follows: $15,000 upon execution of this Agreement, and $5,000 per month thereafter for six (6) months. In addition, TransCommunity agrees to reimburse DPO each month, upon presentation of written documentation, for reasonable out-of-pocket expenses incurred in the fulfillment of its obligations under this agreement

     4.   Relationship of the Parties
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The parties intend that the relationship between them created under this
Agreement shall be that of an independent contractor only. Neither DPO nor any of its officesr, employees or agents shall be considered an agent or employee of TransCommunity for any purpose. The manner and means of performing the services shall be subject to the sole control of DPO. DPO shall be responsible for all state, federal and local taxes, including estimated taxes and required employment reporting for itself and any of its officers, employees or agents.

     5.   Proprietary Rights
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DPO agrees that all Work Product arising from work performed under this
Agreement or previously conceived in anticipation of this consulting engagement shall be deemed "work made for hire." DPO shall also cause all of its officers, employees or agents assisting in the creation of Work Product hereunder to agree that Work Product is "work made for hire."

"Work Product" shall mean all documentation, manuals, creative works, know-how, and information created on behalf of TransCommunity, in whole or in part, by DPO, its officers, employees or agents, within the scope of this Agreement, whether or not copyrightable or otherwise protectable.

     6.   Confidentiality
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DPO shall maintain in confidence (1) the subject matter of this Agreement, (2)
the consulting services carried out hereunder, and (3) any business or technical information

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of TransCommunity acquired by DPO as a result of activities pursuant to this
Agrement. DPO shall not, without TransCommunity's prior written authorization, directly or indirectly use. publish, or disclose to any third party any information, data, designs or results resulting from the consulting services carried out pursuant to this Agreement. This obligation of confidentiality shall continue throughout the duration of this Agreement and any extensions thereof, and for twenty four (24) months thereafter.

     7.   Records
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DPO agrees to keep full and accurate records documenting all consulting services provided under this Agreement. All such documentation shall at all times be and remain the sole property of TransCommunity. DPO shall turn over to TransCommunity all copies of such documentation upon request of TransCommunity.

     8.   Governing Law
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This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     9.   Entire Agreement
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This Agreement contains the entire understanding of the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     10.  Amendment
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This Agreement may be amended only by the written agreement of the parties hereto. Any amendment or extension of this Consulting Agreement shall be approved by the Board of Directors of TransCommunity Bankshares, Inc.



TransCommunity Bankshares, Inc.

   /s/ Bruce B. Nolte
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By:  Bruce B. Nolte, President


DPO Holdings, Inc.

   /s/ William C. Wiley
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By:  William C. Wiley

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